REGISTRATION RIGHTS AGREEMENT

by

GMAC LLC

and

GM Preferred Finance Co. Holdings LLC

Dated as of June 30, 2009

This Registration Rights Agreement (this “Agreement”) is made and entered into as of June 30, 2009, by and between GMAC LLC, a Delaware limited liability company (the “Company”), and GM Preferred Finance Co. Holdings LLC, a Delaware limited liability company (“GM HoldCo”) and wholly-owned subsidiary of General Motors Corporation.  GM HoldCo currently holds GM Preferred Membership Interests (the “GM Preferred Interests”), which were originally issued by the Company on November 30, 2006 pursuant to the Amended and Restated Limited Liability Company Operating Agreement of the Company, dated as of November 30, 2006.  Execution of this Agreement is required prior to a GMAC Conversion (as defined below) in accordance with Section 12.11 of the Sixth Amended and Restated Limited Liability Company Operating Agreement of the Company, dated as of May 22, 2009 (the “Operating Agreement”).  Following such GMAC Conversion, Section 2.8 of the Operating Agreement provides that the GM Preferred Interests must be converted into a class of equity securities of the Company (the “Securities”) with substantially identical powers, preferences, rights and obligations, and qualifications, limitations and restrictions thereof, and representing substantially identical proportional ownership of the Company as the GM Preferred Interests, adapted to reflect the change from a partnership to C corporation status of the Company for federal income tax purposes.

The parties hereby agree as follows:

SECTION 1.    Definitions.  As used in this Agreement, the following capitalized terms shall have the following meanings:

Agreement:  As defined in the preamble hereto.

Broker-Dealer:  Any broker or dealer registered under the Exchange Act.

Business Day:  Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Company:  As defined in the preamble hereto.

Demand Registration Statement: As defined in Section 4(a) hereof.

Demand  Registrations:  As defined in Section 4(a) hereof.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

GM HoldCo:  As defined in the preamble hereto

GM Preferred Interests:  As defined in the preamble hereto.

GMAC Conversion:  Means a Section 2.8 Conversion, as that term is defined in the Operating Agreement.

Holdback Period:  As defined in Section 7(e) hereof.

Holders:  As defined in Section 2(b) hereof.

Holders’ Counsel: Means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

Initiating Holders:  As defined in Section 4(a) hereof.

Long-Form Registrations:  As defined in Section 4(a) hereof.

Majority Holders:  With respect to any date, Holders of a majority of the amount of outstanding Registrable Securities.

Operating Agreement:  As defined in the preamble hereto.

Person:  An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Piggyback Registration: As defined in Section 5(a) hereof.

Prospectus:  The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Register, registered, and registration: Refers to a registration effected by preparing and (A) filing a registration statement or amendment thereto in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or amendment thereto or (B) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3.

Registrable Securities:  The Securities and any equity securities issued or otherwise distributed directly or indirectly with respect to the Securities by way of exchange thereof or distribution or split or in connection with a combination of securities, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization; provided that, once issued, such Securities will not be Registrable Securities when (1) they are sold pursuant to an effective registration statement under the Securities Act, (2) they shall have ceased to be outstanding or (3) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.  No Registrable Securities may be registered under more than one registration statement at any one time.

Registration Expenses: All expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Agreement, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show”, the reasonable fees and disbursements of Holders’ Counsel, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.

Registration Statement: Any Shelf Registration Statement or Demand Registration Statement.

Rule 144, Rule 144A, Rule 159A, Rule 405 and Rule 415: In each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

SEC:  The United States Securities and Exchange Commission.

Securities:  As defined in the preamble hereto.

Securities Act:  The Securities Act of 1933, as amended.

Selling Expenses: All discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).

Shelf Filing Deadline:  As defined in Section 3(a) hereof.

Shelf Registration Statement:  As defined in Section 3(a) hereof.

Short-Form Registrations:  As defined in Section 4(a) hereof.

Special Registration: The registration of (A) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (B) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or any of its subsidiaries or in connection with dividend reinvestment plans.

  Underwritten Registration or Underwritten Offering:  A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2.`    Securities Subject to this Agreement.

(a)           Registrable Securities.  The securities entitled to the benefits of this Agreement are the Registrable Securities.

(b)           Holders of Registrable Securities.  A Person is deemed to be a holder of Registrable Securities (each, a “Holder”) whenever such Person (including any successors or assigns) owns Registrable Securities.

SECTION 3.    Shelf Registration.

(a)           Shelf Registration.  Subject to the terms and conditions of this Agreement, the Company covenants and agrees that within 15 days of the date the Company files its Form 10-Q for the third quarter of 2009 (the “Shelf Filing Deadline”), the Company shall prepare and file with the SEC a Shelf Registration Statement covering all Registrable Securities (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as (i) there are no Registrable Securities remaining or (ii) such time as all Registrable Securities may be sold without restriction under Rule 144 (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires).

(b)           Underwritten Shelf Offerings.  Any registration pursuant to Section 3(a) shall be effected by means of a shelf registration on an appropriate form under Rule 415 under the Securities Act (a “Shelf Registration Statement”).  If any Holder intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 6; provided that the Company shall not be required to facilitate an underwritten offering of Registrable Securities unless either (i) Registrable Securities representing at least two percent of the then outstanding series of such Registrable Securities are proposed by the Holders to be included in such offering or (ii) the expected aggregate gross proceeds from such offering exceed $200 million.  Within 10 days after receipt of any notice of an underwritten offering pursuant to the immediately preceding sentence, the Company shall give written notice of such offering to all other Holders who hold Registrable Securities and, subject to Section 3(c) below, there shall be included in such offering, on the same terms and conditions as any other Registrable Securities included therein, all Registrable Securities with respect to which the Company has received written requests for inclusion therein (which written requests shall specify the number of Registrable Securities requested to be included in such registration) within 15 days after the receipt of the Company’s notice.

(c)           Priority on Underwritten Shelf Offerings.  If any Holder intends to distribute any Registrable Securities by means of an underwritten offering pursuant to Section 3(b) and the underwriters advise the Company in writing that, in their opinion, the number of Registrable Securities and, if applicable, other securities requested to be included in such offering exceeds the number of Registrable Securities and, if applicable, other securities which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Registrable Securities proposed to be included in such offering, the Company shall include securities in such registration in the following order of priority: (i) first, the number of Registrable Securities of Holders requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, allocated pro rata among the respective Holders thereof on the basis of the amount of Registrable Securities owned by each such Holder and (ii) second, the number of other securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering.

(d)           Blackout Period.  The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) or an underwritten offering pursuant to this Section 3: (A) with respect to securities that are not Registrable Securities; or (B) if the Company has notified the Holders that in the good faith judgment of the Company’s board of directors, it would be materially detrimental to the Company or its securityholders for such registration or underwritten offering to be effected at such time, in which event the Company shall have the right to defer such registration for a period of not more than 45 days after receipt of the request of any Holder; provided that such right to delay a registration or underwritten offering shall be exercised by the Company (1) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (2) not more than three times in any 12-month period and not more than 90 days in the aggregate in any 12-month period.

(e)           Notwithstanding the foregoing, if at any time the Company is not eligible to file a registration statement on Form S-3 (or any successor form), then the Company shall not be obligated to file or keep effective a Shelf Registration Statement at such time. The Company shall use its commercially reasonable best efforts to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) and not to become an ineligible issuer (as defined in Rule 405 under the Securities Act).

SECTION 4.    Demand Registrations.

(a)           Requests for Registration. Subject to the terms and conditions of this Section 4, at any time after the Shelf Filing Deadline when a Shelf Registration Statement is not effective pursuant to Section 3 of this Agreement, any Holder may request (in each case, such requesting Holders, the “Initiating Holders”) registration under the Securities Act of all or any portion of the Registrable Securities held by such Holder on Form S-1 or any similar long-form registration (“Long-Form Registrations”) or on Form S-3 or any similar short-form registration (“Short-Form Registrations”), if available (a “Demand Registration Statement”). All registrations requested pursuant to this Section 4(a) are referred to in this Agreement as “Demand Registrations”. Each request for a Demand Registration shall be in writing and shall specify the approximate aggregate number of Registrable Securities requested to be registered (which aggregate number of Registrable Securities must represent at least two percent of the then outstanding series of such Registrable Securities, the anticipated per share price range for such offering (if known) and the intended method of distribution (including whether or not such offering is to be underwritten). Within 10 days after receipt of any such request, the Company shall give written notice of such requested registration to all other Holders who hold Registrable Securities and, subject to Sections 4(b), 4(c) and 4(d) below, shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting), on the same terms and conditions as any other Registrable Securities included therein, all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the delivery of the Company’s written notice.

(b)           Limit on Number of Demand Registrations. In no event shall the Company be obligated to effectuate (i) more than one Demand Registration (including Long-Form Registration and Short-Form Registration) in any 12-month period or (ii) any non-underwritten Demand Registration for any Registrable Securities that may be sold without restriction under Rule 144 at the time of such Demand Registration. A registration shall not count as a Demand Registration until it has become effective.  Initiating Holders making a request for a Demand Registration may withdraw from such registration at any time prior to the effective date of such Demand Registration, in which case the Company may withdraw such registration (unless otherwise requested in writing by other Holders, to the extent that such other Holders have the right to demand a Demand Registration at such time in accordance with this Section 4), and such request shall count as a Demand Registration, unless the Initiating Holders shall have paid all fees, expenses and other costs of the Company incurred in connection with such request.

(c)           Priority on Demand Registrations.  If a Demand Registration is an underwritten offering and the underwriters advise the Company in writing that, in their opinion, the number of Registrable Securities and, if applicable, other securities requested to be included in such offering exceeds the number of Registrable Securities and, if applicable, other securities which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Registrable Securities proposed to be included in such offering, the Company shall include securities in such registration in the following order of priority: (i) first, the number of Registrable Securities of Holders requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, allocated pro rata among the respective Holders thereof on the basis of the amount of Registrable Securities owned by each such Holder; and (ii) second, the number of other securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering provided, however, that if the Company has, prior to the date of this Agreement, entered into an agreement with respect to its securities that is inconsistent with the order of priority contemplated hereby then it shall apply the order of priority in such conflicting agreement to the extent that it would otherwise result in a breach under such agreement.

(d)           Blackout Period.  The Company shall not be required to effect a registration or an underwritten offering pursuant to this Section 4: (A) with respect to securities that are not Registrable Securities; or (B) if the Company has notified the Holders that in the good faith judgment of the Company’s board of directors, it would be materially detrimental to the Company or its securityholders for such registration or underwritten offering to be effected at such time, in which event the Company shall have the right to defer such registration for a period of not more than 45 days after receipt of the request of any Holder; provided that such right to delay a registration or underwritten offering shall be exercised by the Company (1) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (2) not more than three times in any 12-month period and not more than 90 days in the aggregate in any 12-month period.

SECTION 5.    Piggyback Registration

(a)           If (i) during any period when an effective Shelf Registration Statement is not available, the Company proposes to register any of its equity securities, or (ii) at any time, the Company proposes to undertake an underwritten offering, other than, in each case, in connection with a registration pursuant to Section 3(a), a Demand Registration or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to the Holders of its intention to effect such a registration (but in no event less than ten days prior to the anticipated filing date) and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten business days after the date of the Company’s notice (a “Piggyback Registration”).  Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration.  The Company may terminate or withdraw any registration under this Section 5(a) prior to the effectiveness of such registration, whether or not any Holders have elected to include Registrable Securities in such registration.

(b)           If the registration referred to in Section 5(a) is proposed to be underwritten, the Company will so advise the Holders as a part of the written notice given pursuant to Section 5(a).  In such event, the right of each Holder to registration pursuant to Section 5(a)will be conditioned upon such person’s compliance with Section 10.  If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

(c)           If a Piggyback Registration under Section 5(a) relates to an underwritten offering on behalf of the Company, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such offering only such number of securities that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) then the Registrable Securities of the Holders who have requested inclusion of Registrable Securities pursuant to Section 5(a), pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (iii) lastly, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement; provided, however, that if the Company has, prior to the date of this Agreement, entered into an agreement with respect to its securities that is inconsistent with the order of priority contemplated hereby then it shall apply the order of priority in such conflicting agreement to the extent that it would otherwise result in a breach under such agreement.

(d)           If a Piggyback Registration under Section 5(a) relates to an underwritten secondary offering on behalf of holders of the Company’s securities, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such offering only such number of securities that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the Registrable Securities of the Holders who have requested inclusion of Registrable Securities pursuant to Section 5(a), pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (ii) second, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement; provided, however, that if the Company has, prior to the date of this Agreement, entered into an agreement with respect to its securities that is inconsistent with the order of priority contemplated hereby then it shall apply the order of priority in such conflicting agreement to the extent that it would otherwise result in a breach under such agreement.

SECTION 6.    Obligations of the Company. Whenever the Company is required to register any Registrable Securities or facilitate any offering pursuant to this Agreement, the Company shall use its commercially reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible (to the extent applicable to the intended method of disposition):

(a)           prepare and file with the SEC a registration statement, and all amendments and supplements thereto and related prospectuses and prospectus supplements as may be necessary to comply with applicable securities laws with respect to such Registrable Securities and use its commercially reasonable best efforts to cause such registration statement to become effective; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the Holders’ Counsel copies of all such documents proposed to be filed, which documents shall be subject to the reasonable review and comment of such counsel, and upon filing such documents, the Company shall promptly notify such counsel of the receipt by the Company of any written comments by the SEC with respect to such registration statement or prospectus or any amendment or supplement thereto or any written request by the SEC for the amending or supplementing thereof or for additional information with respect thereto;

(b)            (i) notify each Holder holding Registrable Securities of the effectiveness of each registration statement filed under this Agreement and prepare and file with the SEC such amendments and post-effective amendments as may be necessary to keep such registration statement continuously effective (A) in the case of the Shelf Registration Statement, for the period set forth in Section 2(a) of this Agreement and (B) in the case of all other registration statements, for a period of not less than 120 days or, if shorter, such time as all securities in such offering have been disposed of in accordance with the intended method of distribution thereof, (ii) cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act and (iii) comply with the provisions of the Securities Act, the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)           furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities held by such seller, and the Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters or agents, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto;

(d)           use its commercially reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as determined by the underwriters after consultation with the Company and the Holders participating in the offering and do any and all other acts and things which may be reasonably necessary or advisable to enable each such seller to consummate the disposition in such jurisdictions of the Registrable Securities held by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction or (iv) or take any other actions that would have or be reasonably likely to have a material adverse effect on the Company);

(e)           promptly notify each seller of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(f)           cause all such Registrable Securities to be listed on each national securities exchange (including the New York Stock Exchange or NASDAQ) on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any national securities exchange, use its commercially reasonable best efforts to cause all such Registrable Securities to be listed on such national securities exchange as the Company shall designate;

(g)           provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(h)           enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all such actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the registration or the disposition (including by using commercially reasonable best efforts to have officers and senior management of the Company and its subsidiaries participate in “road shows”, including analyst or investor presentations, as part of the selling efforts relating to any underwritten Demand Registration) of such Registrable Securities, and in such connection (i) make such representations and warranties to the underwriters, with respect to the business of the Company and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested, (ii) obtain 10b-5 statements and opinions of counsel to the Company and updates thereof (which counsel, statements and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters), addressed to the underwriters covering the matters customarily covered in 10b-5 statements and opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters, (iii) obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the registration statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the holders of Registrable Securities than those set forth in Section 8 of this Agreement (or such other provisions and procedures acceptable to holders of a majority of the Registrable Securities covered by such registration statement (or, in the case of an Underwritten Shelf Offering, such offering) and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to Section 8 of this Agreement, and each of the above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder;

(i)           make reasonably available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by Holders holding a majority of the Registrable Securities of the Holders included in such offering or such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and use reasonable best efforts to cause the Company’s officers, directors, members, managers, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(j)           otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k)           permit any Holder that, in such Holder’s sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material related to such Eligible Holder, furnished to the Company in writing, which in the reasonable judgment of such Eligible Holder and its counsel should be included;

(l)           promptly notify each seller of Registrable Securities (i) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or of any order preventing or suspending the use of any preliminary prospectus, or (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a registration statement or any of the Registrable Securities for offer or sale in any jurisdiction;

(m)           in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, use its commercially reasonable best efforts promptly to obtain the withdrawal of such order;

(n)           use its commercially reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(o)           if and to the extent requested by the managing underwriters in connection with any underwritten Demand Registration, include in such registration securities of the Company in an amount, if any, (not to exceed the amount requested by such underwriters) that the Company’s board of directors deems appropriate in its sole and absolute discretion (it being understood that the Company’s board of directors may choose not to include any securities of the Company in such offering) for the Company in view of the Company’s need for funds and other relevant facts and circumstances at such time, to be offered in a primary offering of the Company’s securities contemporaneously with such offering of Registrable Securities; and

(p)           use its commercially reasonable best efforts to take all other steps necessary to effect the registration of Registrable Securities contemplated by this Agreement.  Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

SECTION 7.    Registration Procedures

(a)           Provision by Holders of Certain Information in Connection with any Registration Statement.  No Holder may include any of its Registrable Securities in any Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Registration Statement or prospectus or preliminary prospectus included therein.  Each Holder as to which any Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

(b)           Suspension of Sales.  Upon receipt of written notice from the Company that a Registration Statement, Prospectus or Prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such Registration Statement, prospectus or prospectus supplement, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until the Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until the Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus and, if applicable, Prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.  The total number of days that any such suspension may be in effect in any 12-month period shall not exceed 90 days.

(c)           Termination of Registration Rights.  A Holder’s registration rights as to any securities held by such Holder shall not be available unless such securities are Registrable Securities.

(d)           Furnishing Information. No Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(e)           Holdback.  In connection with any primary underwritten offering by the Company of equity securities which are Securities, each Holder agrees not to effect any sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities (in each case, other than as part of such underwritten offering) in each case, during the ten days prior to, and during such period as the managing underwriters may (subject to the proviso below) require beginning on, the closing date of the sale of such Securities pursuant to an effective registration statement (the period during which such restriction applies, the “Holdback Period”); provided that  the Holdback Period shall not exceed 100 days in the aggregate.

SECTION 8.    Registration Expenses.  All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company.  All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.

SECTION 9.            Indemnification.

(a)           The Company agrees to indemnify and hold harmless each Holder, its directors and officers, and each person, if any, who controls any Holder within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Holder, director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any  Registration Statement or Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading; and to reimburse each Holder and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by such Holder or such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any case to the extent such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in any  Registration Statement or Prospectus (or any amendment or supplement thereto).  The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)           Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and each of its directors and officers who sign a  Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other U.S. federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Majority Holders), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any  Registration Statement or Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any  Registration Statement or Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein; and to reimburse the Company and each such director and officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company or such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Holder may otherwise have.

(c)           Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9 notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise other than under the indemnity agreement contained in this Section 9 or from any liability it may have under this Section 9 to the extent it is not materially prejudiced as a proximate result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), reasonably approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)           The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(e)           If the indemnification provided for in Section 9 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Holders, on the other hand, shall be determined in a manner as is appropriate to reflect the relative economic benefits of the Company, on the one hand, and the Holders, on the other hand, in the matters contemplated by this Agreement.  The relative fault of the Company, on the one hand, and the Holders, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

(f)           The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 9 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under Section 9(e) above; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9 hereof for purposes of indemnification.  The Company and each Holder agree that it would not be just and equitable if contribution pursuant to Section 9(e) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 9(e).

(g)           Notwithstanding the provisions of Section 9(e), no Holder shall be required to contribute any amount in excess of the dollar amount by which the total net profit received by such Holder from the sale of any Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to Section 9(e) above are several, and not joint, on a pro rata basis based on such Holder’s aggregate principal amount of Registrable Securities included in such  Registration Statement or Prospectus.  For purposes of Section 9(e) above, each director, officer and employee of a Holder and each person, if any, who controls a Holder within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such a Holder, and each director and officer of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10.    Participation in Underwritten Registrations.  No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements; provided that no Holder shall be required to make any representations or warranties to the Company or the underwriters (other than reasonable representations and warranties regarding such Holder and such Holder’s ownership of Registrable Securities and such Holder’s intended method of distribution), or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 9 of this Agreement.  Each Holder agrees that upon receipt from the Company of notice of its intention to suspend the effectiveness of any Registration Statement pursuant to Section 3(d) or 4(d) of this Agreement, such Holder shall immediately discontinue offers and sales of the Registrable Securities under the applicable Registration Statement until such Holder receives a subsequent notice from the Company that such suspension has been revoked or withdrawn.

SECTION 11.            Selection of Underwriters.  The Holders of Registrable Securities covered by any registration statement filed pursuant hereto who desire to do so may sell such Registrable Securities in an underwritten offering.  In any underwritten offering pursuant to Sections 3 and 4 of this Agreement, the managing underwriter(s) that will administer such offering will be selected by the Holders of a majority of the Registrable Securities included in such offering; provided, however, that such managing underwriter(s) must be reasonably satisfactory to the Company.

SECTION 12.            Miscellaneous.

(a)           Remedies.  The Company hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)           No Inconsistent Agreements.  The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(c)           Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Majority Holders (excluding any Registrable Securities held by the Company or its affiliates).

(d)           Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, facsimile, or air courier guaranteeing overnight delivery:

(i)       if to a Holder, at the address set forth on the stock register of the Company; and

(ii)      if to the Company:

GMAC LLC
200 Renaissance Center
P.O. Box 200
Detroit, Michigan  48625
Telecopier No.: (313) 656-6124
Attention:  General Counsel

With a copy to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Telecopier No.:  (212) 403-2000
Attention:  David E. Shapiro
                  Benjamin M. Roth

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

(e)           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless such successor or assign acquired Registrable Securities from such Holder.

(f)           Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.  ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION OR CONDUCT IN CONNECTION HEREWITH, IS WAIVED.

(i)           Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(j)           Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k)           Third-Party Beneficiaries.  Holders (including Broker-Dealers holding Registrable Securities) are express and intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons.

[Signature Pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GMAC LLC

By:  /s/ C. L. Quenneville
Name: C. L. Quenneville
Title:   Secretary

GM PREFERRED FINANCE CO. HOLDINGS LLC

By:  /s/ Walter G. Borst
Name: Walter G. Borst
Title:   CEO

Signature Page to Preferred Registration Rights Agreement